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                        FIDUCIARY CAPITAL PARTNERS, L.P.

                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT


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
                                                 For the Year Ended December 31,
                                             ------------------------------------------
                                                1998            1997            1996
                                             ----------      ----------      ----------
Net Investment Income                        $  107,781      $1,016,693      $  951,907

Percentage Allocable to Limited Partners             87%             99%             99%
                                             ----------      ----------      ----------

Net Investment Income
    Allocable to Limited Partners            $   93,769      $1,006,526      $  942,388
                                             ==========      ==========      ==========

Weighted Average Number of Limited
    Partnership Units Outstanding             1,190,993       1,288,211       1,395,138
                                             ==========      ==========      ==========

Net Investment Income
    Per Limited Partnership Unit             $      .08      $      .78      $      .68
                                             ==========      ==========      ==========
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